                                                                     Exhibit (b)



Presentation to The Board of Directors of Husky

Regarding Project Terrapin




October 23, 1998

PROJECT TERRAPIN
--------------------------------------------------------------------------------
Transaction Overview



TRANSACTION:                                                 Acquisition of minority interest in Terrapin

ORIGINAL AND REAFFIRMED OFFER PRICE PER SHARE:               $37.00

PREMIUM TO MARKET:(1)                                        19.4%

ADJUSTED PREMIUM TO MARKET:(2)                               32.6%

TOTAL OFFER VALUE FOR MINORITY INTEREST:(3)                  $455.4 million

CONSIDERATION:                                               Cash

ACCOUNTING TREATMENT:                                        Purchase Accounting

-----------------------------------

(1) Terrapin's share price was $31.00 immediately prior to the announcement on July 7, 1998.

(2) Terrapin's adjusted share price was calculated as $31 multiplied by (1-average percentage decrease for Terrapin comparables from 7/8/98 to 10/21/98) which equals $27.90. Average decrease for Terrapin comparables equal to 10%.

(3) Assumes purchase of 11.4 million shares of Terrapin not currently owned by Husky and the in-the-money spread on all outstanding options as per Terapin's 10-K dated December 31, 1997.


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
PROJECT TERRAPIN
--------------------------------------------------------------------------------
Overview of Process Since Offer



JULY 7 Husky publicly announced proposal to acquire the 48% of Terrapin it does not already own for $37.00 per share in cash

JULY 7 Terrapin establishes Special Committee of independent directors to review Husky's offer

JULY 27                    Special Committee retains Wachtell Lipton and Goldman
                           Sachs as advisors

JULY 27 - SEPTEMBER 13     Goldman Sachs conducts due diligence with Terrapin
                           management and meets with Special Committee

SEPTEMBER 14               Husky management and Special Committee discuss next
                           steps leading to meeting between financial advisors

SEPTEMBER 17               Goldman Sachs shares preliminary valuation views and
                           methodology with Merrill Lynch in initial meeting between financial advisors

OCTOBER 1                  Husky management, Merrill Lynch and Jones Day conduct
                           due diligence on Terrapin pipeline in Rockville.
                           Attendees include Terrapin management, Special
                           Committee Chairman, Goldman Sachs and Wachtell Lipton

OCTOBER 8                  Husky management, Merrill Lynch and Jones Day conduct
                           due diligence on Terrapin base projections. Attendees include Terrapin management, Special Committee
                           Chairman, Goldman Sachs and Wachtell Lipton

OCTOBER 14                 Husky telephonic board meeting

OCTOBER 15                 Merrill Lynch meets with Goldman Sachs to share due
                           diligence conclusions, reaffirm $37.00 per share offer and ask for a response by October 19

OCTOBER 20                 Goldman Sachs indicates that the Special Committee
                           has asked for additional analysis and that timing of a response to Husky is uncertain


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
PROJECT TERRAPIN
--------------------------------------------------------------------------------
Comparative Stock Price Performance - 7/7/98 to Present (1)

                                  COMPOSITE OF
                                    TERRAPIN
       DATE          TERRAPIN     COMPARABLES(2)  S&P 500
       ----          --------     --------------  -------
      7/7/98          100.0%       100.0%            100.0%
      7/8/98          124.2         99.8             101.0
      7/9/98          124.2         99.0             100.3
     7/10/98          124.2         98.9             100.8
     7/13/98          125.2         99.1             100.9
     7/14/98          124.2         99.5             102.0
     7/15/98          124.2         99.8             101.7
     7/16/98          124.0        102.3             102.5
     7/17/98          123.0        101.9             102.8
     7/20/98          123.4        101.2             102.5
     7/21/98          123.0        100.9             100.9
     7/22/98          123.0        100.4             100.8
     7/23/98          122.8         98.7              98.7
     7/24/98          122.6         97.6              98.8
     7/27/98          122.0         96.8              99.4
     7/28/98          121.8         96.0              97.9
     7/29/98          122.2         96.4              97.4
     7/30/98          121.8         96.9              99.0
     7/31/98          122.0         95.7              97.1
      8/3/98          122.6         93.7              96.3
      8/4/98          120.2         92.6              92.8
      8/5/98          125.0         91.9              93.7
      8/6/98          121.8         93.6              94.4
      8/7/98          122.4         96.2              94.3
     8/10/98          122.8         96.1              93.8
     8/11/98          120.2         93.7              92.6
     8/12/98          119.8         95.0              93.9
     8/13/98          120.2         95.2              93.1
     8/14/98          119.4         95.0              92.0
     8/17/98          119.4         95.7              93.9
     8/18/98          119.1         97.1              95.4
     8/19/98          118.5         96.2              95.1
     8/20/98          117.7         96.1              94.5
     8/21/98          117.7         94.7              93.6
     8/24/98          118.6         95.5              94.2

--------------
(1)  Source: One Source Information Services, Inc.

(2) Includes: Beckman Coulter, Bio Rad Labs, C.R. Bard, Cambrex, Dionex, Millipore, Nycomed Amersham, Perkin Elmer, Sigma Aldrich, Techne, Thermo BioAnalysis, VWR Scientific Products and Waters.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
--------------------------------------------------------------------------------
Comparative Stock Price Performance - 7/7/98 to Present (1) (Continued)

                                  COMPOSITE OF
                                    TERRAPIN
        DATE          TERRAPIN    COMPARABLES(2)   S&P 500
        ----          --------    --------------   -------
       8/25/98          116.9%        94.8%         94.6%
       8/26/98          112.5         93.4          93.9
       8/27/98          109.7         91.1          90.3
       8/28/98          107.3         89.7          88.9
       8/31/98          106.9         84.2          82.9
       9/1/98           109.7         86.9          86.1
       9/2/98           111.5         88.6          85.8
       9/3/98           110.1         87.5          85.1
       9/4/98           110.9         86.8          84.3
       9/8/98           114.5         88.9          88.6
       9/9/98           113.7         86.9          87.1
       9/10/98          112.9         85.5          84.9
       9/11/98          110.5         87.8          87.4
       9/14/98          109.7         87.1          89.2
       9/15/98          111.7         87.5          89.9
       9/16/98          112.9         89.0          90.5
       9/17/98          115.3         87.1          88.2
       9/18/98          117.5         88.5          88.3
       9/21/98          116.9         88.4          88.7
       9/22/98          115.3         89.5          89.2
       9/23/98          115.3         91.3          92.3
       9/24/98          112.9         89.1          90.3
       9/25/98          112.7         88.3          90.5
       9/28/98          112.9         87.9          90.8
       9/29/98          106.5         88.0          90.8
       9/30/98          107.7         87.3          88.1
       10/1/98          107.1         85.1          85.4
       10/2/98          108.5         85.3          86.8
       10/5/98          107.3         83.9          85.6
       10/6/98          106.9         83.4          85.3
       10/7/98          100.8         81.6          84.1
       10/8/98           98.4         80.3          83.1
       10/9/98          104.8         81.9          85.3
      10/12/98          104.8         83.0          86.4
      10/13/98          108.1         83.0          86.2
      10/14/98          106.5         84.1          87.1
      10/15/98          108.1         85.9          90.7
      10/16/98          108.3         87.8          91.5
      10/19/98          106.5         89.4          92.0
      10/20/98          106.5         90.8          92.1
      10/21/98          108.9         90.0          92.7
      Change in
     Percentage          +8.9%       -10.0%         -7.3%

--------------
(1)  Source: One Source Information Services, Inc.

(2) Includes: Beckman Coulter, Bio Rad Labs, C.R. Bard, Cambrex, Dionex, Millipore, Nycomed Amersham, Perkin Elmer, Sigma Aldrich, Techne, Thermo BioAnalysis, VWR Scientific Products and Waters.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
--------------------------------------------------------------------------------
Terrapin Stock Price Performance - 7/7/98 to Present(1)

                     TERRAPIN      TERRAPIN       S&P 500
        DATE      TRADING VOLUME  STOCK PRICE   STOCK PRICE
        ----      --------------  -----------   -----------
       7/7/98        28800.0         31.0          1154.6
       7/8/98      2651800.0         38.5          1166.3
       7/9/98       392700.0         38.5          1158.5
      7/10/98       179900.0         38.5          1164.3
      7/13/98        20100.0         38.8          1165.1
      7/14/98       114900.0         38.5          1177.5
      7/15/98        20200.0         38.5          1174.8
      7/16/98       116300.0         38.4          1184.0
      7/17/98       169500.0         38.1          1186.7
      7/20/98        39900.0         38.2          1184.1
      7/21/98        23600.0         38.1          1165.0
      7/22/98       132700.0         38.1          1164.0
      7/23/98        88200.0         38.0          1139.7
      7/24/98        29800.0         38.0          1140.8
      7/27/98        25700.0         37.8          1147.2
      7/28/98         8200.0         37.7          1130.2
      7/29/98        19800.0         37.8          1125.1
      7/30/98         3100.0         37.7          1142.9
      7/31/98        27400.0         37.8          1120.6
       8/3/98        25300.0         38.0          1112.4
       8/4/98        57500.0         37.2          1072.1
       8/5/98        47800.0         38.7          1081.4
       8/6/98        56900.0         37.7          1089.6
       8/7/98        37700.0         37.9          1089.4
      8/10/98       194300.0         38.0          1083.1
      8/11/98        82900.0         37.2          1069.0
      8/12/98         2900.0         37.1          1084.2
      8/13/98        63200.0         37.2          1074.9
      8/14/98        51400.0         37.0          1062.7
      8/17/98        49400.0         37.0          1083.6
      8/18/98       110600.0         36.9          1101.1
      8/19/98        39100.0         36.7          1098.0
      8/20/98         6900.0         36.5          1091.6
      8/21/98         3800.0         36.5          1081.2
      8/24/98         2400.0         36.7          1088.1
      8/25/98        85200.0         36.2          1092.8
      8/26/98        27400.0         34.8          1084.1
      8/27/98        35800.0         34.0          1042.5

--------------
(1)  Source: One Source Information Services, Inc.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
--------------------------------------------------------------------------------
Terrapin Stock Price Performance - 7/7/98 to Present(1) (Continued)

                     TERRAPIN      TERRAPIN      S&P 500
        DATE      TRADING VOLUME  STOCK PRICE   STOCK PRICE
        ----      --------------  -----------   -----------
      8/28/98        64000.0         33.2         1027.0
      8/31/98       153600.0         33.1          957.2
       9/1/98       244100.0         34.0          994.2
       9/2/98         1900.0         34.5          990.4
       9/3/98        71400.0         34.1          982.2
       9/4/98         6300.0         34.3          973.8
       9/8/98        12400.0         35.5         1023.4
       9/9/98        11800.0         35.2         1006.1
      9/10/98        67200.0         35.0          980.1
      9/11/98        31300.0         34.2         1009.0
      9/14/98       191200.0         34.0         1029.7
      9/15/98         5800.0         34.6         1037.6
      9/16/98        20300.0         35.0         1045.5
      9/17/98         1000.0         35.7         1018.8
      9/18/98        21900.0         36.4         1020.0
      9/21/98         4600.0         36.2         1023.8
      9/22/98         5500.0         35.7         1029.6
      9/23/98        24900.0         35.7         1066.0
      9/24/98         9500.0         35.0         1042.7
      9/25/98       112400.0         34.9         1044.7
      9/28/98         7600.0         35.0         1048.6
      9/29/98        81500.0         33.0         1049.0
      9/30/98       478800.0         33.3         1017.0
      10/1/98       216300.0         33.1          986.3
      10/2/98        13700.0         33.6         1002.5
      10/5/98         7800.0         33.2          988.5
      10/6/98        27800.0         33.1          984.5
      10/7/98       130300.0         31.2          970.6
      10/8/98       108000.0         30.5          959.4
      10/9/98        89300.0         32.5          984.3
      10/12/98        7300.0         32.5          997.7
      10/13/98        6300.0         33.5          994.8
      10/14/98       86700.0         33.0         1005.5
      10/15/98       43800.0         33.5         1047.5
      10/16/98       16100.0         33.5         1056.4
      10/19/98       28700.0         33.0         1062.3
      10/20/98        7000.0         33.0         1063.9
      10/21/98        3000.0         33.7         1069.9

-------------
(1) Source: One Source Information Services, Inc.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
--------------------------------------------------------------------------------
Terrapin Trading Volume Analysis, 7/7/98 to Present (1)
(Shares in thousands)



            TOTAL VOLUME TRADED IN THIS RANGE
 --------------------------------------------------------
                                           % OF TOTAL
                                             VOLUME
   CLOSING STOCK PRICE    SHARES TRADED      TRADED
   -------------------    -------------      ------
      $30.50-$31.50             267          3.56%
      $31.50-$32.50               0          0.00%
      $32.50-$33.50           1,249          16.66%
      $33.50-$34.50             663          8.85%
      $34.50-$35.50             264          3.52%
      $35.50-$36.50             156          2.07%
      $36.50-$37.50             470          6.27%
      $37.50-$38.50             998          13.32%
      $38.50-$39.50           3,427          45.73%
 --------------------------------------------------------

--------------
(1) Source: One Source Information Services, Inc; Total volume based on daily closing price of Terrapin.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
--------------------------------------------------------------------------------
Terrapin Trading Volume Analysis, 7/7/98 to Present (1) (Continued)
(Shares in thousands)

      TOTAL VOLUME TRADED AT OR BELOW THIS RANGE
 -----------------------------------------------------
                              CUMMULATIVE  % OF TOTAL
         AT OR BELOW             SHARES      VOLUME
     CLOSING STOCK PRICE         TRADED      TRADED
     -------------------         ------      ------
            31.50                  267        3.56%
            32.50                  267        3.56%
            33.50                1,516       20.23%
            34.50                2,179       29.07%
            35.50                2,443       32.60%
            36.50                2,598       34.67%
            37.50                3,068       40.94%
            38.50                4,067       54.27%
            39.50                7,494      100.00%
 -----------------------------------------------------

--------------
(1) Source: One Source Information Services, Inc; Total volume based on daily closing price of Terrapin.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
--------------------------------------------------------------------------------
Transaction Rationale


-    Terrapin continues to represent a unique acquisition opportunity for Husky
     -    Intimate knowledge of businesses and prospects reduces risk
     -    Terrapin has been an attractive investment
     -    Good working relationship with management

-    Terrapin possesses many attributes of a successful acquisition candidate
     -    Strong market shares in core products
     -    Solid historical track record of delivering plan results
     -    Good management team

-    In addition, Husky continues to believe in Terrapin's long term plan
          -    9.5% revenue growth
          -    15.0% profit growth

-    Additionally, a Terrapin acquisition has strong strategic rationale
     - Provides catalyst to "transform" Husky into a higher growth, specialty business
     -    Allows Husky to focus on three, wholly-owned core businesses
     - Combined with the sale of packaging coatings, sends a clear signal of Husky's focus in growth businesses

- As a result, Husky management continues to support the transaction at $37.00 per Terrapin share


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
--------------------------------------------------------------------------------
Key Assumptions to Financial Projections


- Husky received financial projections from the financial advisor to the Special Committee which were based on Terrapin's 1998 Profit Plan and an extrapolation of such plan for the years 1999 to 2002 (the "Terrapin Projections")

-    The Terrapin Projections are based on the following key assumptions
     -    9.5% annual revenue growth
     -    Stable gross margins
     -    Constant R&D expenditures of 6.0% of total sales
     - Leveraging of SG&A improves EBIT margins from 16.5% in 1998 to 19.2% in 2002

- Husky management also reviewed the R&D pipeline which was developed for the first time in connection with the Special Committee's preliminary response to Husky's offer and was characterized as incremental to the Terrapin Projections

- Husky management disagrees with several key underlying assumptions to the R&D pipeline including market penetration, margin assumptions and probability assessments as well as the characterization that such results would be incremental to the Terrapin Projections

- Based on this review, Husky management believes that the Terrapin Projections reflect the best assessment of Terrapin's business prospects
     -    Participation in market growth
     -    Minor market share gains
     -    Commercialization of new products


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
-------------------------------------------------------------------------------
Historical & Projected Financial Results
(U.S. dollars in millions, except per share data)

                             HISTORICAL (1)             ESTIMATED (2)              PROJECTED (2)                1998-2002
                         ------------------------   -----------------------     --------------------    ---------------------------
                                  1997                      1998E                      2002                     4 YR CAGR
                         ------------------------   -----------------------     --------------------    ---------------------------
NET SALES                        $331.0                     $361.4                    $519.5                      9.5%
     % Growth                     7.0%                       9.2%                      9.5%
EBITDA                            $63.7                     $74.0                     $117.8                      12.3%
     % Margin                     19.2%                     20.5%                      22.7%
EBIT                              $50.9                     $59.7                      $99.8                      13.7%
     % Margin                     15.4%                     16.5%                      19.2%
NET INCOME                        $32.2                     $38.1                      $65.0                      14.3%
     % Margin                     9.7%                      10.5%                      12.5%
EPS (DILUTED)                     $1.35                     $1.55                      $2.65                      14.3%
     % Growth                     16.9%                     15.2%                      14.0%

----------
(1) As per Terrapin's 10K dated 12/31/97; excludes extraordinary and non-recurring items.

(2) Projections reflect the Terrapin Projections provided by the financial advisor to the Special Committee.

[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
-------------------------------------------------------------------------------
Selected Comparable Publicly Traded Companies to Terrapin (1)

                    1999 PE TO 5-YR GROWTH
                    ----------------------
     C.R. Bard                                   1.74x
     Sigma-Aldrich                               1.39
     Perkin Elmer                                1.28
     Waters                                      1.21
     Dionex                                      1.12
     Cambrex                                     1.05
     Techne                                      0.90
     VWR Scientific Products                     0.77
     Beckman Coulter                             0.75
     Millipore                                   0.73
     Bio Rad Labs                                0.65
     Thermo BioAnalysis                          0.31

     OFFER VALUE (3)                             1.39x
     MEAN                                        0.99
     MEDIAN                                      0.97

------------------
(1) Share price and earnings projections (calendarized and based upon First Call estimates) are as of 10/21/98.

(2) Enterprise value is market value of equity plus long-term debt, short-term debt, market value of preferred stock and minority interest, less cash and cash equivalents.

(3) Represents offer multiple at an offer price of $37.00 per Terrapin share based upon 24.6 million fully diluted shares and net debt of $22.8 million.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
-------------------------------------------------------------------------------
Selected Comparable Publicly Traded Companies to Terrapin (1) (Continued)

                ENTERPRISE VALUE AS A MULTIPLE
                        OF 1998E EBIT(2)
              ----------------------------------
     Perkin Elmer                                18.8x
     Waters                                      18.1
     Millipore                                   18.0
     C.R. Bard                                   17.1
     Beckman Coulter                             16.9
     Dionex                                      12.7
     Nycomed Amersham                            12.6
     Sigma-Aldrich                               11.8
     VWR Scientific Products                     11.5
     Cambrex                                     11.4
     Bio Rad Labs                                 9.8
     Thermo BioAnalysis                           5.0

     OFFER VALUE (3)                             14.8x
     MEAN                                        12.7
     MEDIAN                                      11.7

--------------------
(1) Share price and earnings projections (calendarized and based upon First Call estimates) are as of 10/21/98.

(2) Enterprise value is market value of equity plus long-term debt, short-term debt, market value of preferred stock and minority interest, less cash and cash equivalents.

(3) Represents offer multiple at an offer price of $37.00 per Terrapin share based upon 24.6 million fully diluted shares and net debt of $22.8 million.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
------------------------------------------------------------------------------
Selected Comparable Publicly Traded Companies to Terrapin (1) (Continued)

             ENTERPRISE VALUE AS A MULTIPLE
                   OF 1998E EBITDA
             ------------------------------
     Waters                                    15.6x
     Perkin Elmer                              15.0
     C.R. Bard                                 12.6
     Dionex                                    11.8
     Millipore                                 11.6
     Sigma-Aldrich                              9.9
     Nycomed Amersham                           9.7
     Beckman Coulter                            9.4
     VWR Scientific Products                    9.1
     Cambrex                                    7.3
     Bio Rad Labs                               6.3
     Thermo BioAnalysis                         3.8

     OFFER VALUE (3)                           12.0x
     MEAN                                      10.2
     MEDIAN                                     9.8

--------------------
(1) Share price and earnings projections (calendarized and based upon First Call estimates) are as of 10/21/98.

(2) Enterprise value is market value of equity plus long-term debt, short-term debt, market value of preferred stock and minority interest, less cash and cash equivalents.

(3) Represents offer multiple at an offer price of $37.00 per Terrapin share based upon 24.6 million fully diluted shares and net debt of $22.8 million.


[MERRILL LYNCH LOGO]

PROJECT TERRAPIN
--------------------------------------------------------------------------------
Analysis of Change of Control Acquisitions (1) - Transaction Value to LTM EBITDA


                           LIFE SCIENCES INDUSTRY
--------------------------------------------------------------------------------
                                                                  TRANSACTION
      DATE OF                                                     VALUE TO LTM
    ANNOUNCEMENT            TARGET             ACQUIRER              EBITDA
    ------------            ------             --------              ------
     11/18/96              Amicom            Millipore              23.1x
      9/28/92              HemoCue           IMCERA Group           21.5
       9/2/97              Coulter           Beckman                19.8
       3/8/96              Synectics Med.    Medtronic              13.0
      10/6/92              App. Biosys.      Perkin-Elmer           11.6
       7/1/97              Nycomed           Amersham               10.8
      8/25/97              BioWhittaker      Cambrex                 9.3
      1/21/97              Life Sci. Int.    Thermo Instr.           8.9

                           OFFER VALUE (2)                          13.0x
                           MEAN                                     14.7
                           MEDIAN                                   12.3

------------------
(1) Transactions represent acquisition of control which may not be directly comparable to the acquisition of a minority stake.

(2) Represents offer multiple at an offer price of $37.00 per Terrapin share based upon 24.6 million fully diluted shares and net debt of $22.8 million.


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
PROJECT TERRAPIN
--------------------------------------------------------------------------------
Analysis of Change of Control Acquisitions (1) - Transaction Value to LTM EBITDA (Continued)

                                Chemical Industry
--------------------------------------------------------------------------------
                                                                  TRANSACTION
      DATE OF                                                    VALUE TO LTM
    ANNOUNCEMENT             TARGET             ACQUIRER            EBITDA
    ------------             ------             --------            ------
      1/20/98           Allied Colloids      Ciba Specialty           14.4x
      10/28/96          Loctite              Henkel                   13.2
      2/25/97           Petrolite            Baker Hughes             12.3
       5/7/97           Unilever             Imperial Chem. Ind.      10.4
                        Specialty  Chem.
      11/22/96          Thompson             Sherwin                  10.3
                        Minwax               Williams
      11/19/96          CPS Chem.            Allied                   10.1
                                             Colloids

                        OFFER VALUE (2)                               13.0x
                        MEAN                                          11.8
                        MEDIAN                                        11.3

------------------
(1) Transactions represent acquisition of control which may not be directly comparable to the acquisition of a minority stake.

(2) Represents offer multiple at an offer price of $37.00 per Terrapin share based upon 24.6 million fully diluted shares and net debt of $22.8 million.


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
PROJECT TERRAPIN
--------------------------------------------------------------------------------
Analysis of Discounted Cash Flow


- Merrill Lynch performed a discounted cash flow analysis of the Terrapin Projections provided by the financial advisor to the Special Committee

- Husky management believes the Terrapin Projections reflect the best assessment of Terrapin's business prospects

-    The discounted cash flow ("DCF") valuation consisted of two components
     -    Present value of cash flows from the years 1999 to 2002
     - Present value of a terminal value based on the growth into perpetuity of the cash flow in the terminal year 2002 (adjusted for reduced long term growth) at a range of 4% to 6%

- Cash flows and terminal value were discounted back to December 31, 1998 at a discount rate of 11%

- Based on the foregoing assumptions and methodology, the Terrapin Projections yielded a value range per Terrapin share of $30 - $40


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
PROJECT TERRAPIN
--------------------------------------------------------------------------------
Analysis of Premium Paid for Comparable Acquisitions of Minority Interests(1) (U.S. dollars in millions)

                                                                                      OWNERSHIP                   PREMIUM PAID
    DATE                                                                                BEFORE       OFFER   (PRIOR TO ANNOUNCEMENT)
  ANNOUNCED           TARGET NAME                         ACQUIRER NAME               TRANSACTION    VALUE   1 DAY        1 WEEK
------------------------------------------------------------------------------------------------------------------------------------
  6/29/98 (2)     Waste Management International      Waste Management Inc.               80.0%     $431.4    39.4%        33.7%
  5/29/98 (2)     Meridian Technologies               Investor Group                      58.9%      103.1    22.2%        37.5%
  5/26/98 (2)     CIPE France SA                      Tyco International Ltd.             63.0%      413.5     0.4%         1.4%
  5/25/98 (2)     Prime Resources Group Inc           Homestake Mining Co.                50.6%      306.0    57.5%        52.4%
  5/21/98 (2)     PolyGram NV                         Universal Studios Inc.              75.0%    2,547.0     2.7%         0.5%
  4/30/98 (2)     Mycogen Corp.                       Dow AgroSciences                    68.6%      322.0    41.8%        40.0%
  4/16/98 (2)     NCR Japan Ltd.                      NCR Corp.                           70.0%      304.0    26.5%        36.4%
   4/7/98 (2)     Starckjohann Oy                     Trelleborg AB                       54.0%      101.5     0.8%         3.3%
  3/17/98 (2)     BET Holdings Inc.                   Investor Group                      56.0%      462.3     4.0%        14.3%
   3/6/98         Credit General                      Kredietbank NV                      75.0%      141.1     4.2%         8.6%
 11/28/97         Vendome Luxury Group PLC            Richemont                           77.3%    1,729.0    25.8%        43.3%
  9/18/97         Guaranty National Corp.             Orion Capital Corp.                 77.3%      117.2    10.8%        23.9%
  6/26/97         Rhone-Poulenc Rorer Inc.            Rhone-Poulenc SA                    60.8%    4,831.6    22.1%        22.8%
   6/2/97         Acordia Inc.(Anthem Inc.)           Anthem Inc.                         60.8%      193.2    12.7%        11.5%
  5/14/97         Enron Global Power & Pipelines      Enron Corp.                         50.6%      428.0    11.8%        13.7%
  2/20/97         NHP Inc.(Apartment Investment)      Apartment Investment & Mgmt Co.     53.4%      114.5    28.2%        25.2%
  1/21/97         Mafco Consolidated Grp(Mafco)       Mafco Holdings Inc.                 85.0%      116.8    60.4%        60.4%
  1/13/97         Zurich Reinsurance Centre           Zurich Versicherungs GmbH           66.0%      319.0    28.5%        30.0%
 12/17/96         Allmerica Property & Casualty       Allmerica Financial Corp.           59.3%      816.9    15.8%        12.8%
  9/20/96         Lloyds Abbey Life PLC               Lloyds TSB Group PLC                62.6%    2,590.0     7.3%         9.0%
  8/26/96         Bankers Life Holding(Conseco)       Conseco Inc.                        88.4%      120.8    14.9%        10.5%
  5/27/96         SyStemix Inc.(Novartis AG)          Novartis AG                         67.8%      107.6     4.7%        69.6%
  8/25/95         GEICO Corp.                         Berkshire Hathaway                  52.6%    2,349.2    25.6%        23.1%
  7/20/95         BTR Nylex Ltd.                      BTR PLC                             62.6%    3,290.0    36.9%        26.8%
  5/19/95         Bic Corp.(BIC SA)                   BIC SA                              79.0%      212.6    13.3%        12.5%
  4/20/95         Rothams International PLC           Cie Financiere Richemont AG         61.0%    2,600.0    28.1%        25.8%
   4/7/95         LIN Broadcasting Corp.              McCaw Cellular Communications       52.0%    3,209.4     6.9%         6.7%
   4/5/95         Club Med Inc.                       Club Mediterranee SA                67.0%      153.4    41.4%        39.9%
                                                      ------------------------------------------------------------------------------
                                                      MAXIMUM                             88.4%               60.4%        69.6%
                                                      MEAN                                65.5%               21.2%        24.8%
                                                      MEDIAN                              62.8%               18.9%        23.5%
                                                      MINIMUM                             50.6%                0.4%        0.5%
------------------------------------------------------------------------------------------------------------------------------------
   7/7/98         TERRAPIN                            HUSKY                               52.6%     $455.4    19.4%        17.9%
   7/7/98 (3)     TERRAPIN (ADJUSTED)                 HUSKY                               52.6%     $455.4    32.6%        31.0%
------------------------------------------------------------------------------------------------------------------------------------

----------
(1)  Source: Securities Data Company.

(2)  Pending transaction.

(3) Terrapin's adjusted share price was calculated at $31 * (1 - average percentage decrease for Terrapin comparables from 7/8/98 to 10/21/98) which equals $27.90. Average decrease for Terrapin comparables equal to 10%.



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
                           GOLDMAN SACHS VALUATION AND
                                 HUSKY REBUTTAL

PROJECT TERRAPIN
-------------------------------------------------------------------------------

Valuation Methodology Used by Financial Advisor to Special Committee

- Goldman Sachs presented preliminary "negotiating" views on value to Merrill Lynch
- The presentation was not characterized as a full range of valuation methodologies or as reflecting the complete analysis shared with the Special Committee
-    Goldman Sachs valued two discreet sets of cash flows
     -    Base strategic plan ($41 to $49 per Terrapin share)
     -    "Incremental" pipeline ($10 to $13 per Terrapin share)

                               BASE BUSINESS                           PIPELINE
                               -------------                           -------
FORECAST:        -   Significant revenue growth with        -   Significant "incremental"
                     mature  products and  carve-out            pipeline revenue and profits
                     of pipeline revenue and profits        -   Ability    to     commercialize
                 -   No  reduction   due  to  global            technology  on  a  large  scale
                     macroeconomic crises                       without proven track record
                                                            -   Significant  market penetration
                 -   Projected  market  share  gains            at attractive gross margins
                     with minimal impact on pricing         -   Minor competitor response
                                                            -   Limited, if any,  technological
                                                                obsolescence
                                                            -   Shift in R&D  focus  away  from
                                                                core businesses
                                                            -   High   probability  of  success
                                                                weightings

EXIT MULTIPLES:  -    Exit  multiple  range of 14x to       -    Exit  multiple  range of 17x to
                      16x EBIT                                   18x EBIT
                 -    Implied  perpetuity growth rate       -    Implied  perpetuity growth rate
                      of 6% to 7% on stable  core lab            of 21% to 26% on a discreet set
                      products  business  at  an  11%            of products
                      discount rate

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
PROJECT TERRAPIN
-------------------------------------------------------------------------------
Terrapin Management Projections
(U.S. dollars in millions, except per share data)


                                                 PROJECTED(1)                               1998-2002
TERRAPIN BASE                 1998E       1999       2000       2001       2002              4 YR CAGR
-------------                 ------     -------    -------     ------     ------           ----------
REVENUES                      $361.4      $395.7     $433.3     $474.4     $519.5               9.5%
    % Growth                      --        9.5%       9.5%       9.5%       9.5%
EBIT                           $59.7       $67.6      $76.8      $87.5      $99.8              13.7%
    % Margin                   16.5%       17.1%      17.7%      18.4%      19.2%

TERRAPIN PIPELINE
-----------------
RISK ADJUSTED REVENUES          $1.6       $25.2      $64.6     $116.2     $164.6             217.2%
    % Growth                      --     1448.2%     156.6%      80.1%      41.6%
EBIT                            $0.5        $3.8      $12.5      $27.7      $46.7             208.5%
    % Margin                   31.7%       15.0%      19.4%      23.9%      28.4%

BASE + PIPELINE
---------------
NET SALES                     $363.0      $420.9     $497.9     $590.7     $684.0              17.2%
    % Growth                      --       15.9%      18.3%      18.6%      15.8%
EBIT                           $60.2       $71.4      $89.3     $115.2     $146.5              24.9%
    % Margin                   16.6%       17.0%      17.9%      19.5%      21.4%

--------------------
(1)  Projections provided by financial advisor to the Special Committee.


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
PROJECT TERRAPIN
--------------------------------------------------------------------------------
Valuation of Base Business by the Financial Advisor to Special Committee

- The Goldman Sachs valuation was based only on discounted cash flows and was not portrayed as complete or as reflecting the complete analysis shared with the Special Committee

-    Husky believes the valuation is very aggressive
     - Aggressive projections of base business due to separate valuation of pipeline and no consideration of current macroeconomics events
     -    Aggressive exit multiples
     - Husky believes that the proper methodology for terminal values is to utilize perpetuity growth rates



                                    GOLDMAN SACHS
                                BASE BUSINESS VALUATION                                        HUSKY REBUTTAL
                                -----------------------                                        --------------
FORECAST:           -    Essentially  Terrapin's  1998-2000  strategic          -    Terrapin's 1998-2000 strategic plan
                         plan   extrapolated  to  2002  (9.5%  revenue               sensitized for the following reasons:
                         growth,  constant gross  margins);  strategic               Revenue Growth Reductions
                         plan based on  detailed  1998 profit plan and               -    carve-out of key pipeline revenues
                         extrapolated  for  1999  and  2000  based  on               -    continued pricing pressure
                         historical growth rates                                     -    focus redirected away from core business
                                                                                     -    global  market growth  reduction  (short
                                                                                          term)

EXIT MULTIPLES:     -    14x  to  16x  EBIT                                     -    Implies 9x to 13x EBIT
                         Based  on  "comparable"   companies   trading               Consistent   with   similar "lab product"
                         multiples  some of which possess                            companies trading multiples
                         significantly  higher  growth  prospects  and
                         margins

PERPETUITY GROWTH:  -    Implied perpetuity growth rate of 6% to 7% at          -    Perpetuity growth rate of 4% to 6%
                         an 11% discount rate

DISCOUNT RATE:      -    10% to 12%                                             -    10% to 12%
                         Based on inherent stability of base business                Based  on WACC of  comparable  companies  and
                                                                                     characteristics of the business


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
PROJECT TERRAPIN
--------------------------------------------------------------------------------
Hypothetical Sensitivity Analysis - Base Business

                                                                                                          VALUATION
                                                                                   PERPETUITY            DIFFERENTIAL
                                                           EBIT MULTIPLES         GROWTH RATES            PER SHARE (1)
                                                           --------------         ------------            -------------

  GOLDMAN SACHS' IMPLIED VALUATION

                 PER TERRAPIN SHARE                          14x - 16x              6% - 7%                      --

   SENSITIVITY TO TERMINAL VALUATION (2)                      9x -13x               4% - 6%                $(14) - $(9)


   INCREMENTAL SENSITIVITY TO PROJECTIONS (3)                9x - 13x               4% - 6%                $(1) - $(1)

                                                                                                          -------------
    TOTAL VALUATION DIFFERENTIAL PER TERRAPIN SHARE                                                       $(15) - $(10)
                                                                                                          ============





---------------------------------------

(1)  Based on an 11% discount rate.

(2) Valuation differential per Terrapin share due to a change in the prescribed terminal valuation methodology.

(3) Valuation differential per Terrapin share due to a 1.0 percentage point decrease in annual revenue growth over the projection period.


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
PROJECT TERRAPIN
--------------------------------------------------------------------------------
Valuation of Pipeline by the Financial Advisor to Special Committee



- The Goldman Sachs valuation was based only on discounted cash flows and was not portrayed as complete or as reflecting the complete analysis shared with the Special Committee

-    Husky believes the valuation is very aggressive
     -    Aggressive forecast due to high probability rates
     - Lack of historical precedent for commercializing new products on a large scale
     -    Aggressive exit multiples
     - Husky believes that the proper methodology on terminal values is to utilize perpetuity growth rates

                                             GOLDMAN SACHS
                                      PIPELINE FORECAST VALUATION                              HUSKY  REBUTTAL
                                      ---------------------------                              ---------------
FORECAST: -

                         -    Probability  adjusted  pipeline forecast          -    Goldman Sachs pipeline forecast taken as
                              developed with Terrapin management                     given   with    adjustments    made   to
                                                                                     probability weightings


PROBABILITY
     ASSESSMENT:         -     Ranges of 40% to 90% with weighted average       -    Sensitized on average by approximately 30
                               probability of 73% (1)                                percentage points; weighted average
                                                                                     probability of 43% (1)

EXIT MULTIPLES:       -     17x to 18x EBIT                                     -    Perpetuity growth rates on the discreet
                               (Implied perpetual growth rate of 21% to 26%)         pipeline of 6% to 8% to reflect market
                                                                                     saturation, new competition and risk
                                                                                     of technical obsolescence

DISCOUNT RATE:        -    25% to 30%                                           -    25% to 30%

---------------------------------------
(1) Weighted average based on 2002 revenue contribution.


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
PROJECT TERRAPIN
-------------------------------------------------------------------------------
Hypothetical Sensitivity Analysis - Pipeline (1)


                                                                           PERPETUITY                 VALUATION DIFFERENTIAL
                                                                          GROWTH RATES                    PER SHARE (1)
                                                                          ------------                    -------------

   GOLDMAN SACHS' IMPLIED VALUATION
                  PER TERRAPIN SHARE                                        21% - 26% (2)                        --

   SENSITIVITY TO TERMINAL VALUATION (3)                                      6% - 8%                     $(10) - $(11)

   INCREMENTAL SENSITIVITY TO PROBABILITY WEIGHTINGS (4)                      6% - 8%                      $(1) - $(2)
                                                                                                           ------------
              TOTAL VALUATION DIFFERENTIAL PER TERRAPIN SHARE                                              $(11) - $(13)
                                                                                                           ============

              CUMULATIVE VALUATION DIFFERENTIAL FOR
                                                                                                           ------------
                              BASE BUSINESS & PIPELINE PER TERRAPIN SHARE                                  $(26) - $(23)
                                                                                                           ============

---------------------------------------

(1)  Based on 25%-30% discount rates.

(2)  Implied perpetuity growth rates based on 17x-18x EBIT exit multiple.

(3) Valuation differential per Terrapin share due to a change in the prescribed terminal value methodology.

(4) Valuation differential per Terrapin share due to a 30 percentage point decrease in probability weighting.


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
PROJECT TERRAPIN
--------------------------------------------------------------------------------
Hypothetical Sensitivity Analysis - Base & R&D Pipeline Projections

                                                                               LOW                       HIGH
                                                                               ---                       ----

   GOLDMAN SACHS' IMPLIED AGGREGATE VALUATION                                  $ 55           -          $ 63
                   PER TERRAPIN SHARE (1)(2)

   SENSITIVITY TO BASE BUSINESS (3)                                            $(15)          -          $(10)

   SENSITIVITY TO PIPELINE (4)                                                 $(11)          -          $(13)
                                                                               ----                      ----
       TOTAL SENSITIVITY VALUATION PER TERRAPIN SHARE                          $ 29           -          $ 40
                                                                               ====                      ====



---------------------------------------

(1) Valution combines discounted cash flow of both the Base Business and R & D Pipeline as presented by Goldman Sachs.

(2) Goldman Sachs valution adjusted to December 31, 1999 and utilizing an 11% discount rate for the Base Business.

(3) Reflects sensitivity for change in terminal value methodologies and revenue growth rates for the Base Business (see page A-4).

(4) Reflects sensitivity for change in terminal value methodologies and probability assessments for the R & D Pipeline (see page A-6).



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